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                                  EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Progress Software Corporation on Form S-8 of our report dated December 18, 2001, appearing in the Annual Report on Form 10-K of Progress Software Corporation for the year ended November 30, 2001.




/s/ DELOITTE & TOUCHE LLP
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Boston, Massachusetts
November 15, 2002